Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2022 RESULTS

Third quarter GAAP net income of $0.6 million or $0.01 per diluted common share and
Distributable Earnings(1) of $21.3 million or $0.39 per diluted common share

-Subsequent to end of third quarter-

Declared fourth quarter 2022 dividend of $0.33 per common share and a supplemental dividend of $0.02 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $0.6 million or $0.01 per diluted common share and Distributable Earnings(1) of $21.3 million or $0.39 per diluted common share for the third quarter of 2022.

“We generated another quarter of strong earnings that were primarily driven by the benefits of higher interest rates on our floating rate loan portfolio,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “We are approaching the current market by continuing to directly originate senior loans backed by high quality commercial properties as well as opportunistically acquiring investment grade commercial real estate securities, in both cases at wider, attractive credit spreads.”

“We believe our strong position of $156 million of available liquidity and no credit spread based mark-to-market sources of financing positions us well to navigate today’s market,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation.

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(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

COMMON STOCK DIVIDEND

On July 29, 2022, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the third quarter of 2022. The third quarter 2022 dividend and supplemental cash dividend were paid on October 17, 2022 to common stockholders of record as of September 30, 2022.

On November 2, 2022, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the fourth quarter of 2022. The fourth quarter 2022 dividend and supplemental cash dividend will be payable on January 18, 2023 to common stockholders of record as of December 30, 2022.

ADDITIONAL INFORMATION

The Company issued a presentation of its third quarter 2022 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2022 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 with the U.S. Securities and Exchange Commission on November 2, 2022.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, November 2, 2022, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter 2022 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (844) 200-6205. International callers can access the conference call by dialing +1 (929) 526-1599. All callers will need to enter access code 951268. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 30, 2022 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (866) 813-9403 and to international callers by dialing +44 204 525 0658. For all replays, please reference access code 933476. An archived replay will also be available through November 30, 2022 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, currency fluctuations and challenges in the supply chain; the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the ongoing impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, the impact of Russia's invasion of Ukraine and the international community's response, which created, and may continue to create, substantial political and economic disruption, uncertainty and risk; the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 15, 2022 and the risk factors described in Part II, Item 1A. Risk Factors in the Company's subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$77,297	$50,615
Loans held for investment ($930,603 and $974,424 related to consolidated VIEs, respectively)	2,508,609	2,414,383
Current expected credit loss reserve	(46,060)	(23,939)
Loans held for investment, net of current expected credit loss reserve	2,462,549	2,390,444
Real estate owned held for sale, net	—	36,602
Investment in available-for-sale debt securities, at fair value	27,730	—
Other assets ($2,539 and $2,592 of interest receivable related to consolidated VIEs, respectively; $131,662 and $128,589 of other receivables related to consolidated VIEs, respectively)	159,610	154,177
Total assets	$2,727,186	$2,631,838
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$847,697	$840,047
Notes payable	104,411	50,358
Secured term loan	149,153	149,016
Collateralized loan obligation securitization debt (consolidated VIEs)	822,319	861,188
Secured borrowings	—	22,589
Due to affiliate	4,879	4,156
Dividends payable	19,196	16,674
Other liabilities ($1,387 and $570 of interest payable related to consolidated VIEs, respectively)	12,454	9,182
Total liabilities	1,960,109	1,953,210
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2022 and December 31, 2021 and 54,438,363 and 47,144,058 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	537	465
Additional paid-in capital	812,050	703,950
Accumulated other comprehensive income	11,379	2,844
Accumulated earnings (deficit)	(56,889)	(28,631)
Total stockholders' equity	767,077	678,628
Total liabilities and stockholders' equity	$2,727,186	$2,631,838

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Interest income	$45,633	$34,023	$117,619	$95,587
Interest expense	(18,362)	(12,669)	(43,851)	(35,900)
Net interest margin	27,271	21,354	73,768	59,687
Revenue from real estate owned	—	5,850	2,672	12,271
Total revenue	27,271	27,204	76,440	71,958
Expenses:
Management and incentive fees to affiliate	3,868	3,175	10,608	8,693
Professional fees	842	480	2,720	1,880
General and administrative expenses	1,416	1,119	4,617	3,470
General and administrative expenses reimbursed to affiliate	1,011	773	2,641	2,313
Expenses from real estate owned	—	5,339	4,309	12,458
Total expenses	7,137	10,886	24,895	28,814
Provision for current expected credit losses	19,485	6,367	26,659	(756)
Gain on sale of real estate owned	—	—	2,197	—
Income before income taxes	649	9,951	27,083	43,900
Income tax expense, including excise tax	5	—	208	593
Net income attributable to common stockholders	$644	$9,951	$26,875	$43,307
Earnings per common share:
Basic earnings per common share	$0.01	$0.21	$0.53	$1.06
Diluted earnings per common share	$0.01	$0.21	$0.52	$1.05
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,415,545	46,957,339	50,753,915	40,840,453
Diluted weighted average shares of common stock outstanding	54,846,756	47,209,469	51,193,238	41,120,751
Dividends declared per share of common stock(1)	$0.35	$0.35	$1.05	$1.05

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and twelve months ended September 30, 2022 ($ in thousands):

	For the three months ended September 30, 2022	For the twelve months ended September 30, 2022
Net income attributable to common stockholders	$644	$44,030
Stock-based compensation	673	2,632
Incentive fees to affiliate	855	3,007
Depreciation of real estate owned	—	(2,234)
Provision for current expected credit losses	19,485	27,425
Realized gain on termination of interest rate cap derivative(1)	(354)	1,342
Distributable Earnings	$21,303	$76,202

Net income attributable to common stockholders	$0.01	$0.88
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	0.02	0.06
Depreciation of real estate owned	—	(0.04)
Provision for current expected credit losses	0.36	0.55
Realized gain on termination of interest rate cap derivative(1)	(0.01)	0.03
Basic Distributable Earnings per common share	$0.39	$1.53

Net income attributable to common stockholders	$0.01	$0.88
Stock-based compensation	0.01	0.05
Incentive fees to affiliate	0.02	0.06
Depreciation of real estate owned	—	(0.04)
Provision for current expected credit losses	0.36	0.55
Realized gain on termination of interest rate cap derivative(1)	(0.01)	0.03
Diluted Distributable Earnings per common share	$0.39	$1.52
(1)For the three months and twelve months ended September 30, 2022, Distributable Earnings includes a $0.4 million and $0.6 million, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.